EX 99.28(h)(23)(i)

MASTER FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is entered into as of this 25th day of September, 2017 among Jackson National Life Insurance Company ("Insurance Company"), on behalf of itself and certain of its separate accounts listed on Attachment B hereto, severally and not jointly (each, an "Account"); JNL Series Trust ("Trust"), an open-end investment company organized under the laws of the Commonwealth of Massachusetts on behalf of each series of the Trust listed on Attachment A hereto, severally and not jointly (each, a "Fund" and collectively, the "Funds"); Vanguard Variable Insurance Fund ("Series"), a Delaware business trust, The Vanguard Group, Inc. ("Sponsor"), a Pennsylvania corporation; and Vanguard Marketing Corporation (hereinafter, the "Distributor"), a Pennsylvania corporation.

WITNESSETH:

WHEREAS, Insurance Company proposes to issue, now and in the future, certain multi-manager variable annuity contracts and/or variable life policies (the "Contracts");

WHEREAS, Insurance Company has established pursuant to applicable insurance law each Account for purposes of issuing the Contracts and has or will register each Account (unless the Account is exempt from such registration) with the United States Securities and Exchange Commission (the "Commission") as a unit investment trust under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Contracts, which are or will be registered by Insurance Company (unless exempt from such registration) with the Commission for offer and sale, will be in compliance with all applicable laws prior to being offered for sale;

WHEREAS, the Series was organized to act as the investment vehicle for variable life insurance policies and variable annuity contracts to be offered by separate accounts of insurance companies which have entered into participation agreements with the Series and Sponsor (hereinafter "Participating Insurance Companies");

WHEREAS, the Series is divided into several series of shares, each designated a "Portfolio" and herein referred to as a "Master Fund," and each Master Fund is subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Master Fund;

WHEREAS, the assets of each Master Fund of the Series are managed by several entities (the "Advisers"), each of which is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities laws;

WHEREAS, the Trust is divided into various series and each Fund has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Funds;

WHEREAS, the Distributor is a wholly-owned subsidiary of the Sponsor, is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA");

WHEREAS, certain Funds propose to hold as their only investment shares of a corresponding Master Fund as set forth in Attachment A, as such Attachment may be amended from time to time by mutual agreement in writing, with each such Fund having the same investment objective and compatible fundamental investment restrictions and policies as the corresponding Master Fund as described in the registration statement for the Master Fund;

WHEREAS, certain Master Funds (through the Funds) listed in Attachment A to this Agreement will serve as certain of the underlying investment mediums for the Funds that are available under the Contracts issued with respect to the Accounts listed on Attachment B; and

WHEREAS, the Trust's transfer agent and the Sponsor have entered into an Electronic Trading Agreement of even date herewith (the "Electronic Trading Agreement") which sets forth the operational provisions governing the purchase and redemption of shares of the Master Fund by the Trust through the Funds and related matters;

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, the Distributor, the Trust, the Series and Sponsor hereby agree as follows:

1.	(a)	The Series and the Sponsor each represents and warrants to Insurance Company and the Trust that: (i) a registration statement under the 1933 Act and under the 1940 Act (collectively, the "SEC Filings") with respect to the Series has been filed with the Commission in the form previously delivered to Insurance Company and the Trust, and copies of any and all amendments thereto will be forwarded to Insurance Company and the Trust within a reasonable period of time after they are filed with the Commission; (ii) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified in accordance with the laws of the Delaware; (iii) the shares of the of the Master Funds sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Series will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Master Funds are sold; (iv) the Series will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and the Series' registration statement and any further amendments thereto will, when they become effective, and all definitive prospectuses and statements of additional information and any further supplements thereto (the "Prospectus") shall, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder, the Sponsor does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise; and (v) the Series and Sponsor will comply, and will cause the Advisers to comply, in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

(b)
The Series and Sponsor each represent and warrant that shares of the Series will be sold only to Participating Insurance Companies and their separate accounts and to other registered investment companies that offer their shares exclusively to separate accounts that fund certain variable life insurance policies and variable annuity contracts.  No shares of any Master Fund will be sold to the general public or to any other person who would render the Insurance Company ineligible to look through to the assets of each Master Fund for purposes of compliance with Section 817 of the Code.  In addition, the Series and Sponsor will not sell Series shares to any Participating Insurance Company or its separate account unless an agreement containing a provision substantially the same as Section 2(b)(vii) of this Agreement is in effect to govern such sales.

(c)
The Series and Sponsor represent and warrant to the Trust that all of the Series trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Series are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Series in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

(d) Sponsor represents and warrants to Insurance Company and the Trust that that:

i)	it is lawfully organized and validly existing under the laws of its state of organization;

ii)	it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;

iii)	this Agreement constitutes its legal, valid and binding obligation, enforceable against the Series and Sponsor in accordance with its terms;

iv)
no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

v)	it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and

vi)	that it will perform its obligations for the Series in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

(e)
The Series represents that it will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Series will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Series is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b).  Further, the Series will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

(f)
The Series and Sponsor shall pay no fee or other compensation to the Insurance Company under this Agreement.  Nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Series and or the Accounts.

(g)
The Distributor represents and warrants that it is a member of FINRA and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Series shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.
(a)The Trust represents and warrants to the Series and Sponsor that (i) the shares of the Funds are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws; (ii) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of Massachusetts; (iii) the Trust is and shall remain at all times while this Agreement is in force, registered as an open-end management investment company under the 1940 Act; (iv) the SEC Filings (including the registration statement) of the Trust conform or, when they become effective, will conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder; (v) and the Trust will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

(b)	Insurance Company represents and warrants to the Series and Sponsor that:

i)	it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;

ii)	this Agreement constitutes its legal, valid and binding obligation, enforceable against each above-named party in accordance with its terms;

iii)
no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

iv)	it will or has established the Accounts as separate accounts under Michigan law;

v)
it has registered the Accounts as unit investment trusts under the 1940 Act to serve as investment vehicles for certain Contracts or, alternatively, has not registered one or more of the Accounts in proper reliance upon an exclusion from registration under the 1940 Act;

vi)
the Contracts are or will be and at the time of issuance will be treated as variable annuity contracts and variable life insurance policies, as applicable, under applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), that Insurance Company will maintain such treatment and that it will notify the Series and Sponsor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;

vii)
any information furnished in writing by Insurance Company for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Series' registration statement's failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder; and

viii)
the Accounts invest in the Funds in reliance on the status of each Account as a "Permitted Investor" within the meaning of Section 817(h)(4)(A) of the Internal Revenue Code of 1986, as amended and regulations thereunder;

ix)
the number of Master Funds of the Series available for investment by the Funds will not constitute a majority of the total number of mutual funds or portfolio selections available for investment by the Accounts under any Contract that is a variable annuity;

x)
with regard to each Master Fund, the Insurance Company, if required by law, on behalf of the corresponding subaccount will vote such shares held by it in the same proportion as the vote of all other holders of such shares.

(c)
The Trust represents and warrants to the Series and Sponsor that shares of the Trust shall only be offered for sale to Accounts and to other eligible investors who can utilize the look-through rule in testing for diversification as provided for in Section 817 of the Code and the regulations thereunder.  No shares of the Trust will be sold to the general public or to any other person who would render the Insurance Company ineligible to look through to the assets of each Feeder Fund for purposes of compliance with Section 817 of the Code.

3.	(a)	The Series will furnish to Insurance Company and the Trust such information with respect to the Series in such form as Insurance Company and the Trust may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Insurance Company and the Trust immediately of: (i) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; or (ii) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

(b)
The Series will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle through the Trust for the Contracts.

4.
The Sponsor and the Distributor agree to sell to the Funds those shares of the Master Funds of the Series listed on Attachment B hereto which each corresponding Fund orders, in accordance with the applicable provisions of the Electronic Trading Agreement.  The Sponsor reserves the right to temporarily suspend sales if the Board of Trustees of the Series, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deems it appropriate and in the best interests of shareholders or in response to the order of an appropriate regulatory authority.  Further, the Board of Trustees of the Series (the "Series Board") may refuse to sell shares of any Master Fund to any person, or suspend or terminate the offering of shares of any Master Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Series Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state law, necessary in the best interests of the shareholders of such Master Fund.

5.
The Trust has policies and procedures in place to detect and discourage short-term or disruptive trading practices, which may include (but is not limited to) monitoring Contract holder trading activity.  Insurance Company and the Trust reserve the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or Subaccount.

6.
The Trust will make shares of the Funds listed on Attachment A available to Insurance Company and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Funds as may reasonably be necessary for use as the funding vehicle for the Contracts and to maintain a continuous offering of the shares of the Funds.

7.
The Contracts funded through each Account will provide for the allocation of net amounts among certain Subaccounts corresponding to the Fund investing in shares of each Master Fund (each, a "Subaccount") for investment in shares of the Funds as may be offered from time to time in the Contracts.  The selection of the particular Subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

8.
Transfer of the Series' shares will be by book entry only.  No stock certificates will be issued to the Accounts or Funds.  Shares ordered from a particular Master Fund will be recorded by the Series as instructed by the Trust in an appropriate title for the corresponding Fund.  Shares ordered from a particular Fund will be recorded by the Trust or the Trust's transfer agent as instructed by Insurance Company in an appropriate title for the corresponding Account or Subaccount.

9.
The Series shall furnish notice of the dividend rate to the Trust of any dividend or distribution payable on any shares of the Master Funds held by the Funds prior to the close of business on the ex-dividend date.  The Trust hereby elects to receive all such dividends and distributions as are payable on shares of a Master Fund recorded in the title for the corresponding Fund in additional shares of that Master Fund.  The Series shall notify the Trust of the number of shares so issued.  The Trust reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

10.
The Series shall pay all expenses incidental to its performance under this Agreement.  The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their sale.  The Series shall bear the expenses for the cost of registration of its shares, preparation and filing of Series prospectuses (which in this Agreement shall include any summary prospectuses unless the context otherwise requires) and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials, annual and semi-annual shareholder reports, the setting in type and printing of such items for distribution to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement.  The Series shall provide the Insurance Company with copies of the Master Funds' current prospectus (and any supplements thereto), proxy material, reports to shareholders, and other communications to shareholders, in such quantity as the Insurance Company shall reasonably require for distributing to Contract owners.  The Series will provide Insurance Company, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.  Vanguard shall bear the expenses of distributing Master Fund's prospectus, proxy materials, annual and semi-annual shareholder reports, and other shareholder communications to Contract owners.

With respect to any prospectus, proxy statement and related material and annual and semi-annual shareholder report (in each case, the "Report") of the Series that are printed in combination with the Report of other investment options for the Contracts (the "Booklet"), the Sponsor shall bear the costs of printing the Booklet based on the ratio of the number of pages of the Series' Reports included in the Booklet to the number of pages in the Booklet as a whole.

11.	(a)	Insurance Company shall bear the expenses for the cost of delivery of any Series prospectuses (and supplements thereto) to be sent to prospective Contract owners. The Series shall provide, at its expense, such documentation, if any as may be required, (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Insurance Company to have the shareholder communications described in Section 10, for the Contracts and the Series, printed together in one or more documents (such printing to be done at Insurance Company's expense with respect to prospective investors and such printing to be done at Sponsor' expense in accordance with the pro rata cost sharing formula set forth in Section 10).

(b)
The Series will provide to the Insurance Company and the Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials that pertain to the Contracts, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Series or its shares, within a reasonable time after filing of each such document with the Commission or the Financial Industry Regulatory Authority.

(c)
Upon request, the Trust will provide to the Series at least one complete copy of all prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Funds, after filing of such document with the Commission or other regulatory authority.

(d)
Each piece of sales literature or other promotional material in which the Series, its Advisers or the Sponsor is named, will be subject to the terms of the Marketing and Intellectual Property License Agreement between the Sponsor and Jackson National Life Distributors LLC, an affiliate of the Insurance Company, dated September 25, 2017 ("Marketing Agreement").  Notwithstanding the terms of the Marketing Agreement, in connection with the identification of the Master Funds in any such material, the use of the Sponsor's name or identification of the Master Funds shall be given no greater prominence than any other mutual fund or portfolio selection offered in a Contract that is a variable annuity.

(e)
The Trust may distribute the prospectuses of the funds within the Series pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498").  For purposes of this Agreement, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

(f)
The parties agree that neither the Insurance Company nor the Trust is required to distribute Summary Prospectuses, Statutory Prospectuses, or other Series' documents to its contract owners, but rather delivery or use of the Summary Prospectus, the Statutory Prospectus or other Series' documents will be at the discretion of Insurance Company and the Trust.  The Insurance Company and the Trust each agree that it will give Sponsor and the Series sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus. The following representations and warranties apply to the extent the Insurance Company or the Trust distributes the Summary Prospectus and or Statutory Prospectuses:

(i) The Series and Sponsor each represents and warrants that:

A.	the Summary Prospectuses and the hosting of such Summary Prospectuses will comply in all material respects with the requirements of Rule 498 applicable to the Series and its funds;

B.
the url indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting the current Series and fund documents required to be posted in compliance with rule 498, which shall include the Statutory Prospectus; and

C.
they will be responsible for compliance with the provisions of Rule 498(f)(i) involving contract owner requests for additional Fund documents made directly to the Series, Sponsor or one of their affiliates.

(ii) The Insurance Company and the Trust represent and warrant that:

A.
they will be responsible for compliance with the provisions of Rule 498(f)(i) involving contract owner requests for additional fund documents made directly to the Insurance Company, the Trust or one of their affiliates; and

B.	any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

(g)
Sponsor and the Series may provide web links or url's to the Insurance Company and/or the Trust for use with their electronic delivery of fund documents or on the Insurance Company's website.  Insurance Company and/or the Trust will be solely responsible for the maintenance of such web links.  Sponsor and the Series will be responsible for maintaining the Series' and funds' current documents on the site to which such web links or url's originally navigate to.

12.	(a)	Insurance Company represents and warrants to the Series that any information furnished in writing by Insurance Company or the Trust to the Series for use in the registration statement and financial statements of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)
The Series and Sponsor represent and warrant to Insurance Company and the Trust that any information furnished in writing by the Series or Sponsor to Insurance Company or the Trust for use in the registration statement and financial statements of the Trust or the Contracts will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

13.	(a)	Insurance Company, the Trust and their affiliates shall make no representations concerning the Series' shares except those contained in the then current registration statement, Prospectus, or statement of additional information of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by Advisers as supplemental to the Series' Prospectus, in information published on the Series' or Sponsor's internet site, or in materials approved by Sponsor or its affiliates.

(b)
The Sponsor and its affiliates shall make no representations concerning the Trust's shares or the Contracts except those contained in the then current registration statement, Prospectus or statement of additional information of the Trust or Contract, in such printed information subsequently issued on behalf of the Trust or Insurance Company as supplemental to the Trust's or Contract's Prospectus, or in materials approved by the Insurance Company, the Trust or its affiliates.

14.	(a)	Shares of the Series may be offered to separate accounts of various insurance companies ("Participating Insurance Companies") in addition to the Trust. The Series and Sponsor represent and warrant that each Master Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that they will maintain such qualification (under Subchapter M or any successor or similar provision) and that no other Participating Insurance Company or Underlying Fund will purchase shares in any Master Fund that would preclude Insurance Company or the Trust from "looking through" to the investments of each Master Fund in which it invests, pursuant to the "look through" rules found in Treasury Regulation 1.817-5. The Series or Sponsor will notify the Insurance Company and the Trust immediately upon having a reasonable basis for believing that any Master Fund has ceased to so qualify or that any might not so qualify in the future. The Series and Sponsor acknowledge that any failure to qualify as a Regulated Investment Company will eliminate the ability of the subaccounts to avail themselves of the "look through" provisions of Section 817(h) of the Code, and that as a result the Contracts will almost certainly fail to qualify as insurance contracts under Section 817(h) of the Code.

(b)
The Series and Sponsor represent and warrant that the Series and each Master Fund will at all times comply with the diversification requirements of Section 817(h) of the Code and Treasury Regulation 1.817-5 and any regulations thereunder applicable to variable contracts as defined in Section 817(d) of the Code and any amendments or other modifications or successor provisions to such Sections or regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting those Sections or regulations), as if those requirements applied directly to the Series and to each such Master Fund.  The Series will notify the Company immediately upon having a reasonable basis for believing that the Series or a Master Fund thereunder has ceased to comply with the diversification requirements or that the Series or Master Fund might not comply with the diversification requirements in the future. In the event of a breach of this representation and warranty the Series and each Master Fund will take all reasonable necessary steps to adequately diversify the Series or Master Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.  The Series will provide Insurance Company and the Trust with securities holdings reports for each Master Fund within ten days after each calendar quarter.

(c)
The Trust and Series shall each promptly inform the other of the results of any examination by the Commission (or other regulatory authorities) that relates to the Funds, the Series or its shares, to the extent such examination is likely to have a material adverse effect on the Fund or Series, as applicable, or the ability of the investment adviser or principal underwriter to perform its contract with the Fund or Series, and the party that was the subject of the examination shall provide the other party with a copy of the relevant portions of any "deficiency letter" or other correspondence or written report regarding any such examination.

15.
The Series hereby notifies Insurance Company and the Trust that it may be appropriate to include in the Prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

16. Indemnification.

(a)
Insurance Company shall indemnify and hold harmless Sponsor, Series, each of the Master Funds, and each of its affiliates, directors, officers, employees and agents and each person who controls them within the meaning of Section 15 of the Securities Act of 1933 (collectively, the "Indemnified Parties" for purposes of this Section 16(a)), as amended, from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) and expenses, including reasonable attorneys' fees ("Losses"), to which they may be subject, insofar as such Losses: (i) arise out of Insurance Company's violation of any Applicable Law in connection with the performance of its duties and obligations under this Agreement;  (ii) result from any failure by the Insurance Company to provide the services and furnish the materials under the terms of this Agreement; or (iii) arise out of or result from any material breach of any representation and/or warranty made by the Insurance Company in this Agreement or arise out of or result from any material breach of this Agreement by the Insurance Company.  Insurance Company shall also reimburse Sponsor, the Series and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses.

(b)
Sponsor shall indemnify and hold harmless, Insurance Company, each of the Funds, and each of its affiliates,  its directors, officers, employees and agents and each person who controls them within the meaning of Section 15 the Securities Act of 1933 (collectively, the "Indemnified Parties" for this Section 16(b)), as amended, from and against any and all Losses to which they may be subject, insofar as such Losses:  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Series (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Sponsor or Series by or on behalf of the Insurance Company for use in the registration statement or prospectus for the Series or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Funds or Series shares; (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Funds not supplied by the Sponsor or persons under its control) or unlawful conduct of the Series, the Advisers or persons under their control, with respect to the sale or distribution of the Series shares; (iii) arise out of the Sponsor's violation of Applicable Law in connection with the performance of its duties and obligations under this Agreement, (iv) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Trust or the Funds (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Insurance Company, the Trust or the Funds by or on behalf of the Series; (v) result from any failure by the Sponsor or the Series to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in this Agreement); or (vi) arise out of or result from any material breach of any representation and/or warranty made by the Sponsor or the Series in this Agreement or arise out of or result from any other material breach of this Agreement by the Sponsor or the Series.  Sponsor shall also reimburse Insurance Company and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses.

(c)
The Series shall indemnify and hold harmless, Insurance Company, each of the Funds, and each of its affiliates, its directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933 (collectively, the "Indemnified Parties, for this Section 16(c)), as amended, from and against any and all Losses to which they may be subject, insofar as such Losses: (i) arise as a result of any failure by the Series to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in this Agreement); (ii) arise out of the Series' violation of Applicable Law in connection with the performance of its duties and obligations under this Agreement; or (iii) arise out of or result from any material breach of any representation and/or warranty made by the Series in this Agreement or arise out of or result from any other material breach of this Agreement by the Series.

(d)
Distributor shall indemnify and hold harmless, Insurance Company, each of the Funds, and each of its affiliates,  its directors, officers, employees and agents and each person who controls them within the meaning of Section 15 the Securities Act of 1933 (collectively, the "Indemnified Parties" for this Section 16(d)), as amended, from and against any and all Losses to which they may be subject, insofar as such Losses: (i) arise out of the Distributor's violation of Applicable Law in connection with the performance of its duties and obligations under this Agreement; (ii) result from any failure by the Distributor to provide the services under the terms of this Agreement; (iii) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.  Distributor shall also reimburse Insurance Company and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses.

(e)
Promptly after receipt by a party entitled to indemnification under this paragraph 16 (an "Indemnified Party") of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 16, notify the indemnifying party of the commencement thereof.  The indemnifying party will be entitled to assume, at its own expense, the defense thereof, with counsel satisfactory to the Indemnified Party.  After notice from the indemnifying party of the indemnifying party's intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this paragraph for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.  The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided, however, that in the event that the Indemnified Party fails to provide its written consent, the indemnifying party shall thereafter be liable to provide indemnification only to the extent of the amount for which the action could otherwise have been settled or compromised.

(f)
An indemnifying party shall not be liable under these indemnification provisions with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

17.
The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement.  Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute.  This Agreement will terminate with respect to one, some or all of the Funds and Master Funds:

(a)	by mutual agreement at any time; or
(b)	any party at any time, with respect to one, some or all of the Master Funds, upon six months advance written notice;

(c)
at the option of Insurance Company, the Trust, Sponsor or the Series upon ten calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts; or

(d)	at the option of Insurance Company or the Trust, upon ten calendar days' prior written notice, if shares of the Series are not reasonably available; or

(e)
at the option of Insurance Company or the Trust, immediately upon written notice, if the Series or Sponsor fails to meet the requirements for diversification under Section 817 (or any successor or similar provision) or to qualify as a RIC under the Code or if the Insurance Company or Trust reasonably and in good faith believes a Master Fund may fail to meet such requirements or qualify; or

(f)
in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Funds or the Contracts issued or to be issued by Insurance Company; in such event prompt notice shall be given by Insurance Company, the Trust or the Series to each of the other parties; or

(g)
at Insurance Company or Trust's option by written notice to the Series and/or Sponsor if Insurance Company or Trust shall determine in its sole judgment exercised in good faith, that to stop offering a Fund because either the Series, Distributor or Sponsor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

(h)
at the option of the Series, Distributor or Sponsor by written notice to Insurance Company and the Trust if the Series, Distributor or Sponsor shall determine in its sole judgment exercised in good faith, that Insurance Company or the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

18.
All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received:  (a) when delivered by hand (with written confirmation of receipt); (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Insurance Company:
Jackson National Life Insurance Company
1 Corporate Way
Lansing, MI 48951
Attention: General Counsel, Legal Department
Facsimile No.: (517) 702-2445

If to the Trust:
JNL Series Trust
1 Corporate Way
Lansing, MI 48951
Attention: Susan S. Rhee
Facsimile No.: (517) 367-4948

If to Series:
Vanguard
Legal Department, V26
400 Devon Park Drive
Wayne, PA  19087
Attention:  Intermediary Agreements - VVIF
Facsimile No.: (610) 503-5737

If to Sponsor or Distributor:
Vanguard
Legal Department, V26
400 Devon Park Drive
Wayne, PA  19087
Attention:  Intermediary Agreements
Facsimile No.: (610) 503-5737

19.	If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

20.
If this Agreement terminates, the Series, at the Trust's option, will continue to make additional shares of the Series available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners, hereinafter referred to as "Existing Contracts"), unless the Series liquidates or applicable laws prohibit further sales.  Specifically, without limitation, the owners of the Existing Contracts shall be permitted to, through the Feeder Funds, reallocate investments in the Master Funds, redeem investments in the Master Funds and/or invest in the Master Funds upon the making of additional purchase payments under the Existing Contracts.

21.
The obligations of the Trust and the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except Sponsor if it is a shareholder) of the Trust and the Series individually, but bind only the Trust and the Series' assets.  When seeking satisfaction for any liability of the Trust and the Series in respect of this Agreement, each of the parties agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction.  Notwithstanding the foregoing, if Insurance Company or the Trust seek satisfaction for any liability of the Series in respect of this Agreement, Insurance Company (on behalf of itself or any Account) and/or the Trust may seek recourse against Sponsor.  All obligations of the Trust hereunder shall be binding only upon the assets of Trust and shall not be binding on any other series of the Trust or on the trustees, officers or shareholders of the Trust or of any other series of the Trust. Notwithstanding the applicability of New York law to this Agreement pursuant to Section 22, this provision with regard to the obligations and liabilities of the Trust and the Series and their respective Trustees, officers, employees or shareholders (except Sponsor if it is a shareholder) shall control.

22.	This Agreement shall be construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

23.
This Agreement and the parties' rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto.  Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

24.
Sponsor and the Series agree that the names, addresses, and other information relating to the Contract owners or prospects for the sale of the Contracts developed by Insurance Company are the exclusive property of the Insurance Company and may not be used by Sponsor, the Series, or their affiliates or agents without the written consent of the Insurance Company except for carrying out the terms of this Agreement or as otherwise provided for in this Agreement and any amendments thereto.  Each party to this Agreement agrees to maintain the confidentiality of all information (including personal financial information of the customers of either party) received from the other party pursuant to this Agreement.  Each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted or required by applicable laws, rules and regulations, including the Gramm-Leach-Bliley Act and any regulations promulgated thereunder.

25.
Each party hereto shall cooperate with the other parties and all appropriate governmental authorities and shall permit authorities reasonable access to its books and records upon proper notice in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.  Each party shall maintain and preserve all records in its possession as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder.  Upon the request of a party, the other party shall provide copies of all records as may be necessary to (a) monitor and review the performance of either party's activities, (b) assist either party in resolving disputes, reconciling records or responding to auditor's inquiries, (c) comply with any request of a governmental body or self-regulatory organization, (d) verify compliance by a party with the terms of this Agreement, (e) make required regulatory reports, or (f) perform general customer service.  The parties agree to cooperate in good faith in providing records to one another under this provision.

26.	The following Sections shall survive any termination of this Agreement: 4, 16, 19-27.

27.
Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms, and will not result in its violating any applicable law or breaching or otherwise impairing any of its contractual obligations.

28.	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

29.	This Agreement may be amended or modified only by written instrument, executed by duly authorized officers of the parties.

30.
This Agreement and any attachment, exhibit, schedule, or amendment to it may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Any of the foregoing shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto.  For purposes hereof, a facsimile copy of any of the foregoing, including the signature pages hereto, shall be deemed an original.

31.
In the event of a dispute between the parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them within 60 days from the date of the aggrieved party's notice of its intent to press the dispute, then before any party shall undertake to litigate the dispute it shall be submitted to non-binding arbitration conducted expeditiously.  One arbitrator is to be named by each party to the disagreement and a fifth arbitrator to be selected by the four arbitrators named by the parties.  The expenses of such arbitration shall be paid by the non-prevailing party. The arbitrators' findings may only recommend compensatory damages.  Should any party not be satisfied with the arbitrators' decision the parties may seek any other legal recourse.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

INSURANCE COMPANY (on behalf of itself and each Account)

By:  /s/Andrew J. Bowden
Its: Senior Vice President and General Counsel

THE TRUST (on behalf of each Fund)

By:  /s/Susan S. Rhee
Its: Vice President, Counsel and Secretary

VANGUARD VARIABLE INSURANCE FUND

By:  /s/Laura Merianos
Its: Assistant Secretary

THE VANGUARD GROUP, INC.

By:  /s/Matthew Thomas
Its: FAS Department Head

VANGUARD MARKETING CORPORATION

By:  /s/Matthew Thomas
Its: FAS Department Head

Attachment A

Master Funds and Corresponding Funds

Master Funds:	Trust Funds:
❑ Vanguard Variable Insurance Fund Capital Growth Portfolio	❑ JNL/Vanguard Capital Growth Fund
❑ Vanguard Variable Insurance Fund Equity Income Portfolio	❑ JNL/Vanguard Equity Income Fund
❑ Vanguard Variable Insurance Fund International Portfolio	❑ JNL/Vanguard International Fund
❑ Vanguard Variable Insurance Fund Small Company Growth Portfolio	❑ JNL/Vanguard Small Company Growth Fund

Attachment B

LIST OF ACCOUNTS:

Jackson National Separate Account I
Jackson National Separate Account III
Jackson National Separate Account V